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                                                                    EXHIBIT 99.3


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          NATIONAL ENERGY GROUP, INC.

     The undersigned officer of National Energy Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1. That the Board of Directors of the Corporation, in accordance with
Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions proposing that certain provisions of the Certificate of Incorporation of the Corporation, be amended as set forth below (the "Amendment"), and directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval:


        A. Article FOURTH of the Certificate of Incorporation of the Corporation shall be deleted and replaced to read in its entirety as follows:



          "The total number of shares of stock which the Corporation shall have authority to issue is 101,000,000 shares, consisting of 100,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $1.00 par value per share, issuable in series.


          Prior to the issuance of any shares of the Preferred Stock, the Board of Directors shall have established such series by adopting a resolution(s) setting forth the designation and number of shares of the series and the relative rights and preferences thereof to the extent permitted by the provisions hereof and the General Corporation Law of Delaware, and the Corporation shall have filed, in the office of the Secretary of State of the State of Delaware, a certificate of designation as required by law."


        B. Paragraph 2(vi), Redemption Rights, of the Certificate of Designation of National Energy Group, Inc. of 10% Cumulative Convertible Preferred Stock, Series B shall be deleted and replaced to read in its entirety as follows:



          "(vi) Redemption Rights. The Series B may not be redeemed before June 14, 1999. Thereafter, the Company, at the option of the Board of Directors, may redeem, in cash, the whole or any part of the shares of Series B at the time outstanding, upon notice given as hereinafter specified, at the following redemption prices: from June 14, 1999, to June 14, 2000, $110 per share of Series B and, thereafter, $100 per share of Series B, together with all accrued and unpaid dividends to the redemption date."



        C. Paragraph 2(vi), Redemption Rights, of the Certificate of Designation of National Energy Group, Inc. of 10 1/2% Cumulative Convertible Preferred Stock, Series C shall be deleted and replaced to read in its entirety as follows:



          "(vi) Redemption Rights. The Series C may not be redeemed before June 14, 1999. Thereafter, the Company, at the option of the Board of Directors, may redeem, in cash, the whole or any part of the shares of Series C at the time outstanding, upon notice given as hereinafter specified, at the following redemption prices: from June 14, 1999, to June 14, 2000, $110 per share of Series C and, thereafter, $100 per share of Series C, together with all accrued and upaid dividends to the redemption date."



        D. All references to the Class A Common Stock or Class A of the Corporation in the Certificate of Incorporation or the Certificate of Designations shall be deemed to be a reference to the Common Stock, $.01 par value per share, of the Corporation.


     2. That a majority of the outstanding stock of the Corporation entitled to vote thereon approved and adopted the Amendment at the annual meeting of
stockholders on             , 1996, in accordance with Section 242 of the
General Corporation Law of the State of Delaware.
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     IN WITNESS WHEREOF, the undersigned officer of the Corporation does hereby certify under penalties of perjury that this Certificate of Amendment is the act and deed of the Corporation and the facts stated herein are true and accordingly
have hereunto set my hand this      day of             , 1996.

                                            ------------------------------------
                                            Miles D. Bender, President and
                                            Chief Executive Officer